Exhibit 10.26

EXECUTION VERSION

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of December 21, 2012 (this “Agreement”), by and among Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”), FOE II (New) LP, a Delaware limited partnership (“FOE II”), Principal Holdings I LP, a Delaware limited partnership (“PH” and, together with FOE I and FOE II, the “Companies”), Robert I. Kauffman (“Kauffman”) and Aldel LLC, a Delaware limited liability company (“Aldel” and, together with Kauffman, the “Sellers”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in Article I of this Agreement.

RECITALS

WHEREAS, Aldel wishes to sell to the Companies, and the Companies wish to purchase from Aldel, (i) 2,082,684 Class A Shares of FIG (the “Class A Shares”), (ii) 49,189,480 Class B Shares of FIG (the “Class B Shares”), (iii) 49,189,480 Class B Common Units of FOE I (the “FOE I Units”), (iv) 49,189,480 Class B Common Units of FOE II (the “FOE II Units”), (v) 49,189,480 Class B Common Units of PH (the “PH Units” and, together with the Class A Shares, the Class B Shares, the FOE I Units and the FOE II Units, the “Purchased Shares”), on the terms and subject to the conditions set forth herein.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Certain Defined Terms.  For purposes of this Agreement:

“Agreement Among Principals” means the Agreement Among Principals, dated as of February 13, 2007, by and among Peter Briger, Jr., Wesley Edens, Robert Kauffman, Randal Nardone and Michael Novogratz.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

“Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any federal, state or local tax lien and any restriction on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Exchange Agreement” means the Amended and Restated Exchange Agreement among FIG Corp., FIG Asset Co. LLC, Peter Briger, Wesley Edens, Randal Nardone, Robert Kauffman, Michael Novogratz, Adam Levinson, Fortress Operating Entity I LP, and Principal Holdings I LP.

“FIG” means Fortress Investment Group LLC, a Delaware limited liability company.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

“Party” means each of the Companies and the Sellers.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, estate, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Purchase Price” means the aggregate purchase price payable to Aldel hereunder in respect of all the Purchased Shares.

“Representatives” means, with respect to any Person, such Person’s officers, directors, principals, trustees, executors, personal representatives, employees, legal counsel, advisors, auditors, agents, bankers and other representatives.

“Shareholders Agreement” means the Shareholders Agreement, dated as of February 13, 2007, by and among Fortress Investment Group LLC, Wesley R. Edens, Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz.

“Tax Receivable Agreement” means the Amended and Restated Tax Receivable Agreement, dated as of February 1, 2007, by and among FIG Corp, FIG Asset Co. LLC, Wesley R. Edens, Robert I. Kauffman, Randal A. Nardone, Michael E. Novogratz, Fortress Operating Entity I LP, Fortress Operating Entity II LP, Fortress Operating Entity III LP and Principal Holdings I LP.

ARTICLE II
PURCHASE AND SALE

Section 2.1            Purchase and Sale of the Shares.  Upon the terms and subject to the conditions of this Agreement, at the Closing:

(a)          Aldel shall sell, assign, transfer, convey and cause to be delivered to FOE I the Class A Shares, free and clear of all Encumbrances, and FOE I, in reliance on the representations, warranties and covenants of the Sellers contained herein, shall purchase the Class A Shares from Aldel at a purchase price per share equal to $3.50;

(b)          Aldel shall sell, assign, transfer, convey and cause to be delivered to FOE I the Class B Shares, free and clear of all Encumbrances, and FOE I, in reliance on the representations, warranties and covenants of the Sellers contained herein, shall purchase the Class B Shares from Aldel at a total purchase price (not per share) equal to $10.00;

(c)          Aldel shall sell, assign, transfer, convey and cause to be delivered to FOE I the FOE I Units, free and clear of all Encumbrances, and FOE I, in reliance on the representations, warranties and covenants of the Sellers contained herein, shall purchase the FOE I Units from Aldel at a purchase price per unit equal to $2.45;

(d)          Aldel shall sell, assign, transfer, convey and cause to be delivered to FOE II the FOE II Units, free and clear of all Encumbrances, and FOE II, in reliance on the representations, warranties and covenants of the Sellers contained herein, shall purchase the FOE II Units from Aldel at a purchase price per unit equal to $0.0175; and

(e)           Aldel shall sell, assign, transfer, convey and cause to be delivered to PH the PH Units, free and clear of all Encumbrances, and PH, in reliance on the representations, warranties and covenants of the Sellers contained herein, shall purchase the PH Units from Aldel at a purchase price per unit equal to $1.0325.

Section 2.2            Closing.

(a)          The sale and purchase of the Purchased Shares shall take place at a closing (the “Closing”) to be held at or directed from the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036, at 11:00 a.m. Eastern time on December 24, 2012, or at such other place or at such other time or on such other date as the Parties mutually may agree in writing.  The day on which the Closing takes place is referred to as the “Closing Date.”

(b)          At the Closing, FOE I shall pay a portion of the Purchase Price to Aldel by wire transfer of $30,000,000 of immediately available funds to an account designated by the Sellers. At the Closing, the Companies shall pay the remaining portion of the Purchase Price to Aldel by delivery to Aldel of promissory notes, each in the form of Exhibit A hereto, issued by the Companies and in the principal amounts as follows:

(i)    $97,803,630.00 issued by FOE I;

(ii)   $860,815.90 issued by FOE II; and

(iii)  $50,788,138.10 issued by PH.

(c)          At the Closing, the Sellers shall deliver:

(i)    the Class A Shares, the Class B Shares and the FOE I Units to FOE I;

(ii)   the FOE II Units to FOE II; and

(iii)  the PH Units to PH.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLER

The Sellers hereby represent and warrant to the Companies as follows:

Section 3.1            Organization.  Aldel is a limited liability company duly formed and validly existing under the laws of the State of Delaware.  Other than the Certificate of Formation and the Limited Liability Company Agreement of Aldel, a true, correct and complete copy of which has been provided to the Companies, there are no agreements or other documents that govern operation of Aldel.

Section 3.2            Authority.  The Sellers have the requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Sellers, and the performance by the Sellers of their obligations under this Agreement, have been duly and validly authorized by all necessary action.  This Agreement has been duly executed and delivered by the Sellers, and constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 3.3            No Conflict; Required Filings and Consents.

(a)          The execution and delivery by the Sellers of this Agreement, the performance by the Sellers of their obligations under this Agreement, and the consummation of the transactions contemplated hereby, do not and will not:

(i)            conflict with or violate the organizational documents of Aldel;

(ii)           conflict with or violate any Law applicable to the Sellers or the Purchased Shares or otherwise applicable to the transactions contemplated hereby; or

(iii)          result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, or result in the creation of any Encumbrance on any Purchased Shares pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other contract to which either of the Sellers is a party or is bound or by which any of the Purchased Shares are bound or affected.

(b)          The Sellers are not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution and delivery by the Sellers of this Agreement or the performance by the Sellers of their obligations under this Agreement.

Section 3.4            Title to Shares.  Aldel is the record and legal owner of the Purchased Shares, free and clear of any Encumbrance.  Aldel has the right, authority and power to sell, assign and transfer the Purchased Shares to the Companies.  Upon delivery to the Companies of the Purchased Shares at the Closing and the Companies’ payment of the Purchase Price, the Companies shall acquire good, valid and marketable title to the Purchased Shares, free and clear of any Encumbrance.

Section 3.5            Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Sellers.

Section 3.6            No Other Representations or Warranties.  The Sellers acknowledge and agree that they are not relying upon any representations or warranties of the Companies, express or implied, except those contained herein, and the Sellers specifically do not request, desire or require the Companies to make any other representations or warranties whatsoever with respect to FIG, FOE I, FOE II, PH and/or the Purchased Shares or any other matter with respect to any of the transactions contemplated hereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

The Companies hereby represent and warrant to the Sellers as follows:

Section 4.1            Organization.  Each of the Companies is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2            Authority.  Each of the Companies has the requisite limited partnership power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by each of the Companies, and the performance by each of the Companies of its obligations under this Agreement, have been duly and validly authorized by all necessary limited partnership action.  This Agreement has been duly and validly executed and delivered by each of the Companies.  This Agreement constitutes the legal, valid and binding obligation of each of the Companies, enforceable against the Companies in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 4.3            No Conflict; Consents.

(a)          The execution and delivery by each Company of this Agreement, the performance by the Company of its obligations under this Agreement, and the consummation of the transactions contemplated hereby, do not and will not:

(i)            conflict with or violate the certificate of limited partnership or limited partnership agreement of such Company, as amended through the date hereof;

(ii)           conflict with or violate in any material respect Laws applicable to such Company or otherwise applicable to the transactions contemplated hereby; or

(iii)          result in any material breach of, constitute a material default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, any material note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other contract to which such Company is a party (other than consents that will have been obtained on or prior to the Closing and that will be in full force and effect as of the Closing, notices that will have been duly made on or prior to the Closing and rights that will have been waived on or prior to the Closing, which waivers will be in full force and effect as of the Closing).

(b)          The Companies are not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution and delivery by the Companies of this Agreement or the performance by the Companies of their obligations under this Agreement.

Section 4.4            Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any of the Companies.

Section 4.5            No Other Representations or Warranties.  The Companies acknowledge and agree that they are not relying upon any representations or warranties of the Sellers, express or implied, except those contained herein, and the Companies specifically do not request, desire or require the Sellers to make any other representations or warranties whatsoever with respect to the Sellers and/or the Purchased Shares or any other matter with respect to any of the transactions contemplated hereby.

ARTICLE V
COVENANTS

Section 5.1            Consents and Filings; Further Assurances.  The Companies and the Sellers shall use their reasonable best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

Section 5.2            Other Agreements.  The Sellers hereby waive any and all rights they may have under the Agreement Among Principals, the Exchange Agreement and the Shareholders Agreement, and agree that such agreements may hereafter be modified, amended or terminated without consent, notice or approval of either of the Sellers; provided that no such modification or amendment imposes any liability or obligation on either of the Sellers.  The Sellers acknowledge and agree that the transactions contemplated hereby shall not constitute an “Exchange” under the Tax Receivable Agreement, and that Sellers shall have no rights under the Tax Receivable Agreement as a result of the transactions contemplated hereby.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.1            General Conditions.  The respective obligations of the Companies and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following conditions, which may, to the extent permitted by applicable Law, be waived in writing by any Party in its sole discretion (provided, that such waiver shall only be effective as to the obligations of the waiving Party):

(a)          No Injunction or Prohibition.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

Section 6.2            Conditions to Obligations of the Sellers.  The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable Law, may be waived in writing by the Sellers in their sole discretion:

(a)          Representations, Warranties and Covenants.  The representations and warranties of the Companies contained in this Agreement shall be true and correct in all respects both when made and as of the Closing Date.  Each of the Companies shall have performed all obligations and agreements and complied with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

(b)          Purchase Price.  The Companies shall have delivered the Purchase Price as specified in Section 2.2 hereof.

Section 6.3            Conditions to Obligations of the Companies.  The obligations of the Companies to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable Law, may be waived in writing by the Companies in their sole discretion:

(a)          Representations, Warranties and Covenants.  The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all respects both when made and as of the Closing Date.  Each of the Sellers shall have performed all obligations and agreements and complied with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

(b)          Instruments of Transfer.  The Sellers shall have delivered to the Companies appropriate instruments of transfer, in form and substance satisfactory to the Companies, to effect the delivery of the Purchased Shares to the Companies in accordance with Article II.

(c)          Withdrawal from Partnerships.  The Sellers shall have delivered to the Companies written evidence of their withdrawal as limited partners of each of the Companies, in form and substance satisfactory to the Companies.

(d)          Separation Agreement.  The Separation Agreement, dated as of the date hereof, by and between FIG and Kauffman, shall be in full force and effect.

(e)           Note Exchange Agreement.  The Note Exchange Agreement, dated as of the date hereof, by and among FIG Corp., a Delaware corporation, and the Sellers, shall be in full force and effect.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1            Fees and Expenses.  All fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated; provided, however, that in any action or proceeding to enforce rights under this Agreement, the prevailing Party shall be entitled to recover costs and attorneys’ fees.

Section 7.2            Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by or on behalf of each Party.

Section 7.3            Waiver.  No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of any Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer or other authorized Representative on behalf of such Party.

Section 7.4            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of the receipt thereof by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)    if to either of the Sellers, to:

Robert I. Kauffman
C/O Mr. John D. Cook, CPA
BCRS Associates, LLC
77 Water Street, 9th Floor
New York, NY 10005
Fax: (212) 440-0801
Email: JCook@bcrsllc.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY  10006
Attention: Steven M. Loeb
Facsimile: (212) 225-3999
Email: sloeb@cgsh.com

if to any of the Companies, to:

Fortress Investment Group LLC
1345 Avenue of the Americas
46th Floor
New York, NY  10105
Attention:  David N. Brooks
Facsimile:  (212) 798-6131
Email:  dbrooks@fortress.com

with a copy (which shall not constitute notice) to:

Skadden Arps Slate Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention:  Joseph A. Coco, Esq.
Facsimile:  917-777-3050
Email:  joseph.coco@skadden.com

Section 7.5            Interpretation.  When a reference is made in this Agreement to a Section, Article, Exhibit or Annex such reference shall be to a Section, Article, Exhibit or Annex of or to this Agreement unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 7.6            Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous written or oral agreements, arrangements, communications and understandings, between the Parties with respect to the subject matter hereof.

Section 7.7            No Third-Party Beneficiaries.  Other than as set forth in Section 7.10 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 7.8            Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 7.9            Submission to Jurisdiction.  Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other Party or its successors or assigns shall be brought and determined in any Delaware state or federal court sitting in Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient.  Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 7.10          Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 7.11          Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state or federal court, this being in addition to any other remedy to which such Party is entitled at law or in equity.  Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 7.12          Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to any party hereto.

Section 7.13          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.14          Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

Section 7.15          Facsimile or Electronic Signature.  This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

Section 7.16          Survival of Representations and Warranties.  Each of the representations and warranties of the Parties contained herein shall survive the Closing.

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IN WITNESS WHEREOF, the Companies and the Sellers have caused this Agreement to be executed as of the date first written above by their respective officers or other authorized representatives thereunto duly authorized.

FORTRESS OPERATING ENTITY I LP

By:	FIG CORP.,
its General Partner

By:
Name:
Title:

FOE II (NEW) LP

By:	FIG CORP.,
its General Partner

By:
Name:
Title:

PRINCIPAL HOLDINGS I LP

By:	FIG ASSET CO. LLC,
its General Partner

By:
Name:
Title:

Robert I. Kauffman

ALDEL LLC

By:
Name: Robert I. Kauffman
Title: Sole Member

[Signature Page to Purchase Agreement]

EXHIBIT A

FORM OF PROMISSORY NOTE